JPMorgan Chase & Co. 270 Park Avenue, New York, NY 10017-2070 NYSE symbol: JPM www.jpmorganchase.com

News release: IMMEDIATE RELEASE

JPMorgan Chase Announces Release of its 2014 Dodd-Frank Act Stress Test Results

New York, March 20, 2014 – JPMorgan Chase & Co. (NYSE: JPM) announced today that it has released the results of its “company-run” 2014 Dodd-Frank Act Stress Test for JPMorgan Chase & Co.

The information is available on the Firm's website at www.jpmorganchase.com under Investor Relations, Investor Presentations.

JPMorgan Chase & Co. (NYSE: JPM) is a leading global financial services firm with assets of $2.4 trillion and operations worldwide. The Firm is a leader in investment banking, financial services for consumers, small business and commercial banking, financial transaction processing, asset management and private equity. A component of the Dow Jones Industrial Average, JPMorgan Chase & Co. serves millions of consumers in the United States and many of the world’s most prominent corporate, institutional and government clients under its J.P. Morgan and Chase brands. Information about JPMorgan Chase & Co. is available at www.jpmorganchase.com.

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Investor Contact: Sarah Youngwood (212) 270-7325	Media Contact: Joseph Evangelisti (212) 270-7438